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Exhibit 21.1     List of Subsidiaries of the Registrant



Name                                        Jurisdiction     Names under which it does
                                                             business
--------------------------------          --------------     -------------------------
 Nevada Resources, Ltd. (1)                   Nevada, USA     (same)
 Latin American Casinos Del Peru S.A. (1)     Peru            (same)
 Latin American Casinos of Colombia LTDA (1)  Columbia        (same)
 World's Best Rated Cigar Company (2)         Florida         (same)
 NuWay Sports LLC (3)                         California      (same)

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(1)     Sold effective October 1, 2002
(2)     Ceased operations during November 2002
(3)     Formed December 2003


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